Exhibit 25.1

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1800 Tyson’s Boulevard, Ste 50
McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

Kevin V. Fisher, SVP

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

PHILIP MORRIS INTERNATIONAL INC.

(Exact name of obligor as specified in its charter)

Virginia	13-3435103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of Indenture Securities)

RESTRICTED

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15. Not Applicable

RESTRICTED

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2013), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.
(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

RESTRICTED

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 21st day of February, 2014.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Herawattee Alli
Herawattee Alli
Vice President

RESTRICTED

	Exhibit T1A (vii)
	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2011
	Please refer to page i,	1
	Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

(20040630)
(RCRI 9999)

Report at the close of business June 30, 2013

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,      John T. McGinnis, CFO

        Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

    /s/ John T. McGinnis

Signature of Officer Authorized to Sign Report

8//4/2013

Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

    /s/ Irene Dorney

Director (Trustee)

    /s/ Phillip D. Ameen

Director (Trustee)

    /s/ Richard Jalkut

Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)    in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)      in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0
(RCRI 9030)

http://www.BANKING.US.HSBC.COM

Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	HSBC Bank USA, NATIONAL ASSOCIATION Legal Title of Bank (TEXT 9010) McLean City (TEXT 9130)
	VA	22102

	State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

RESTRICTED

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo
Name of Bank	City

in the state of New York, at the close of business June 30, 2013

		Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		1,300.797
b. Interest-bearing balances		28,967,314
Held-to-maturity securities		1,532,713
Available-for-sale securities		52,272,187
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		0
b. Securities purchased under agreements to resell		1,399,152
Loans and lease financing receivables:
Loans and leases held for sale		358,884
Loans and leases net of unearned income	61,984,963
LESS: Allowance for loan and lease losses	604,987
Loans and lease, net of unearned income, allowance, and reserve		61,379,976
Trading assets		24,671,438
Premises and fixed assets		260,857
Other real estate owned		47,012
Investments in unconsolidated subsidiaries		23,028
Customers’ liability to this bank on acceptances outstanding		1,074
Intangible assets: Goodwill		1,717,045
Intangible assets: Other intangible assets		299,251
Other assets		8,309,968

Total assets		182,540,696

LIABILITIES
Deposits:
In domestic offices		101,456,895
Non-interest-bearing	37,094,853
Interest-bearing	64,362,042
In foreign offices		18,025,962
Non-interest-bearing	1,368,155
Interest-bearing	16,657,807
Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		1,628,000
b. Securities sold under agreements to repurchase		12,444,977

RESTRICTED

Trading Liabilities	13,312,767
Other borrowed money	5,453,057
Bank’s liability on acceptances	NA
Subordinated notes and debentures	6,288,979
Other liabilities	5,451,974

Total liabilities	164,062,611

Minority Interests in consolidated Subsidiaries	N/A
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common Stock	2,002
Surplus	16,028,152
Retained earnings	2,383,370
Accumulated other comprehensive income	64,276
Other equity capital components	0
Total equity capital	18,478,085

Total liabilities, minority interests and equity capital	182,540,696

RESTRICTED